CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 5, 2013, in this Registration Statement on Form S-1 Amendment No. 1 of AntriaBio, Inc., with respect to the consolidated balance sheet at December 31, 2011 and the related consolidated statement of operations, stockholders’ deficit and cash flows for the year ended December 31, 2011, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Spectra Financial Services, LLC

Tampa, FL

November 13, 2013